READ-RITE CORPORATION
                        FOURTH AMENDMENT
         TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT


          This FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of March 1, 1996 and entered into among Read-Rite Corporation, a Delaware corporation (the "Borrower"), the financial institutions named on the signature pages hereof (each a "Bank" and collectively, the "Banks"), CIBC Inc., as agent for the Banks (the "Agent"), and Canadian Imperial Bank of Commerce, New York Agency (the "Designated Issuer") and is made with reference to that certain Third Amended and Restated Credit Agreement dated as of December 14, 1994, subject to that certain Limited Waiver dated as of February 1, 1995, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of February 24, 1995, and as further amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of June 30, 1995, and as further amended by that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of September 22, 1995 (collectively, the "Credit Agreement") among the Borrower, the Banks, the Designated Issuer and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                            RECITALS

          WHEREAS, the Borrower and the Banks desire to amend a certain covenant contained in the Credit Agreement as set forth below;

          NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  Amendments to Section 6.02:  Negative Covenants

          A. Section 6.02(h) of the Credit Agreement is hereby amended to read in its entirety as follows:

     "(h) Dividends, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower, provided that the Borrower may declare and make any dividend payment or other distribution payable in its equity securities, and the Borrower may redeem or repurchase its securities in connection with any agreement between the Borrower or its Subsidiaries and any officer, director, employee or consultant of the Borrower or its Subsidiaries entered into in the ordinary course of business wherein the Borrower (or its Subsidiary) is obligated or entitled to repurchase from such officer, director, employee or consultant shares of equity securities of the Borrower upon such Person's termination of employment or services with the Borrower; provided, further, that in connection with exercises of options to purchase the Borrower's common stock, $.0001 par value per share ("Common Stock"), by optionees under the Borrower's stock option plan, the Borrower may permit or require optionees concurrently to surrender to the Borrower one or more of the shares of Common Stock acquired upon such exercise having a value equal to the applicable withholding taxes payable with respect to the options exercised (including for purposes of such calculation the value of the shares surrendered) and the Borrower may thereafter submit payment of such withholding taxes to the appropriate authorities on the optionee's behalf; and provided, further, that commencing February 1, 1995 the Borrower may repurchase shares of its Common Stock in an amount not to exceed four million (4,000,000) shares of Common Stock, so long as (i) the amount of cash and marketable securities held by the Borrower on the last day of the fiscal quarter immediately preceding the date of any such repurchase exceeds the aggregate principal amount of all then outstanding Revolving Loans by at least $100,000,000, (ii) the amount of cash and marketable securities held by the Borrower immediately following any such repurchase exceeds the aggregate principal amount of all then outstanding Revolving Loans by at least $80,000,000, (iii) any such repurchase is made on the open market in accordance with Rule 10b-18 of the Securities and Exchange Act of 1934, as amended,
(iv) any such repurchase is made only during the "open trading window" as defined in the Borrower's insider trading policy, and (v) no Event of Default or Potential Event of Default has occurred and is then continuing."

          Section 2.  CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective as of March 1, 1996, only upon the satisfaction of the condition precedent that on or before the aforementioned date, the Agent shall have received for each Bank counterparts hereof duly executed on behalf of the Borrower, the Agent, and all of the Banks, or notice of the approval of this Amendment by all of the Banks satisfactory to the Agent shall have been received by the Agent. (The date of satisfaction of such condition being referred to herein as the "Fourth Amendment Closing Date.")

          Section 3.  THE BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Bank that the following statements are true, correct and complete:

          A. Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Bylaws of the Borrower have not been amended since October 27, 1992.

          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

          C. No Conflict. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries or (iv) any material agreement or instrument binding on the Borrower or any of its Subsidiaries.

          D. Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in
Article V of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fourth Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

          Section 4.  MISCELLANEOUS

          A. Reference to and Effect on the Credit Agreement and the Other Loan Agreements.

          (i) On and after the Fourth Amendment Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Agreements to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Agreements shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Bank under, the Credit Agreement or any of the other Loan Agreements.

          B. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 9.05 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

          C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          D. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 BORROWER:
                                 READ-RITE CORPORATION


                                  By:  \s\ John T. Kurtzweil
                                Title:   CFO


                                AGENT:
                                CIBC INC., as Agent


                                  By:  \s\ Tom R. Wagner
                                Title:   Vice President



                                BANKS:


                                 CIBC INC.


                                  By:  \s\ Tom R. Wagner
                                Title:   Director


                                 THE FIRST NATIONAL BANK OF BOSTON


                                  By:  \s\ D.F. Wheeler
                                Title:   Div. Exec.


                                 ABN AMRO BANK N.V.


                                  By: \s\ Robin S. Yim
                                Title:  VP & Director
                                  By: \s\ Inga C. Lapsins
                                Title:  Officer


                                 FIRST INTERSTATE BANK OF CALIFORNIA


                                  By: \s\ Mary Lernihan
                                Title: Vice President



                                 DESIGNATED ISSUER:


                                 CANADIAN IMPERIAL BANK OF COMMERCE,
                                 NEW YORK AGENCY


                                   By: \s\ Tom R. Wagner
                                 Title: authorized officer